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                                                                     Exhibit 4.2


                          [Form of Right Certificate]

Certificate No. R-__                                              _______ Rights


     NOT EXERCISABLE AFTER JUNE 30, 2008 OR UNDER CERTAIN CIRCUMSTANCES EARLIER. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID.


                               Right Certificate

                               WEEKS CORPORATION


     This certifies that _________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 20, 1998 (the "Rights Agreement") between Weeks Corporation, a Georgia corporation (the "Company"), and Wachovia Bank, N.A., a [______] corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Atlanta, Georgia time, on June 30, 2008, at the principal office of the Rights Agent, or its successors as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series B Junior Participating Preferred Stock, $.01 par value per share ("Preferred Stock"), of the Company at a
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purchase price of $125.00 as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 30, 1998 (the "Record Date") based on the shares of Preferred Stock of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by

                                       2
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the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for shares of common stock, $.01 par value per share of the Company ("Common Stock") or common stock equivalents.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than, except as set forth above, fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

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     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                                       4
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     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of ______________ ____.



ATTEST:                                 WEEKS CORPORATION

________________________________        By:______________________________
Secretary                                  Name:
                                           Title:


Countersigned:

WACHOVIA BANK, N.A.


By_______________________________
  Authorized signature

                                       5
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                  [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
                              ------------------

            (To be executed by the registered holder if such holder
                  desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _______________________________________________________________
______________________________________________________________________________

     (Please print name and address of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________ , ____

                                       __________________________________
                                       Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                      ___________________________________


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                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [_] are [_] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ____________, ____

                                     __________________________________
                                     Signature


                                     NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                       7
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                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                (To be executed if registered holder desires to
                       Exercise the Right Certificate.)

To:  Weeks Corporation

     The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

Please insert social security
or other identifying number

____________________________________________
     (Please print name and address)

____________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

____________________________________________
     (Please print name and address)

____________________________________________

Dated: ______________, ____

                                         __________________________________
                                         Signature
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of this Right Certificate)

                                       8
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Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                      ___________________________________


                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [_] are [_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ______________, _____

                                        __________________________________
                                        Signature

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